UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2010, AGL Resources Inc., a Georgia corporation (“AGL Resources”) and Nicor Inc., an Illinois corporation (“Nicor”), announced that their respective boards of directors approved and the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among AGL Resources, Nicor, Ottawa Acquisition LLC, an Illinois limited liability company (“Merger LLC”), and Apollo Acquisition Corp., an Illinois corporation (“Merger Sub”). A copy of the Merger Agreement was filed as Exhibit 2.1 to our Current Report on Form 8-K with the SEC on December 7, 2010.

On February 4, 2011, AGL Resources, Merger Sub and Nicor executed a waiver to temporarily waive compliance with the timing requirements of, and extend the time for performance of the parties' obligations under, clause (vi) of Section 5.6(a) of the Merger Agreement, which requires AGL Resources and Nicor to, as promptly as practicable, and in any event within 60 days after the date of the Merger Agreement, make or cause to be made all necessary applications and filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Illinois Statutes (as defined in the Merger Agreement) and any other applicable Law.  The waiver extends until August 1, 2011, or such earlier date as is mutually agreed by the parties.

Important Merger Information and Additional Information:

In connection with the proposed merger, AGL Resources has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-172084) which is publicly available, that includes a preliminary joint proxy statement of AGL Resources and Nicor that also constitutes a preliminary prospectus of AGL Resources. AGL Resources and Nicor will mail the definitive joint proxy statement/prospectus to their respective stockholders when it becomes available.  WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES, NICOR AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, can be obtained free of charge at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014.

The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in the preliminary joint proxy statement/prospectus contained in the above referenced Registration Statement and its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in the preliminary joint proxy statement/prospectus contained in the above referenced Registration Statement and  its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1
Waiver entered into as of February 4, 2011, by and among AGL Resources Inc., a Georgia corporation, Apollo Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of AGL Resources Inc., and Nicor Inc., an Illinois corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 9, 2011	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1
Waiver entered into as of February 4, 2011, by and among AGL Resources Inc., a Georgia corporation, Apollo Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of AGL Resources Inc., and Nicor Inc., an Illinois corporation.